Exhibit 99.1

   Riverstone Networks Updates Status on Release of Financial Statements for
              Fiscal 2003 and First Three Quarters of Fiscal 2004

     SANTA CLARA, Calif.--(BUSINESS WIRE)--Aug. 30, 2004--Riverstone Networks, Inc. (Pink Sheets:RSTN), a leading provider of carrier class solutions for next generation Metro Ethernet networks, said today that its Independent Registered Public Accounting Firm has not yet completed their final review of the company's financial statements. The company said it presently expects to submit its financial statements for fiscal 2003 and the first three quarters of fiscal 2004 by the end of this week.

     Safe Harbor Statement

     Except for the historical information contained herein, the matters set forth in this press release, including its expectations concerning when it will file its financial reports for fiscal 2003 and the first three quarters of fiscal 2004, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include: the results and effect of the ongoing financial statement filing process and accounting practices review; changes in scope and nature of, and the outcome of, the Securities and Exchange Commission's investigation regarding the Company's accounting practices; the ability of the Company to file its Forms 10-K and 10-Q; the outcome of pending litigation; and the risks detailed from time to time in the Company's SEC reports, including without limitation its quarterly report on Form 10-Q for the period ended November 29, 2003. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

     Riverstone Networks and "Riverstone Networks" next to the swirl symbol are registered trademarks of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

     CONTACT: Riverstone Networks, Inc.
              Roger A. Barnes, 408-878-6500
                   or
              Kalt Rosen & Co.
              Howard Kalt, 415-397-2686